EDD HELMS GROUP, INC.
                           17850 Northeast 5th Avenue
                            Miami, Florida 33162-1008
                                 (305) 653-2520

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Edd Helms Group, Inc. on April 5, 2002.

         Those matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

         All shareholders are cordially invited to attend the Annual Meeting in person. Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please complete, date, sign, and return the accompanying proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

         We look forward to seeing you at the Annual Meeting.

                                    Sincerely,



                                    /s/ W. Edd Helms, Jr.
                                    President

                              EDD HELMS GROUP, INC.
                           17850 Northeast 5th Avenue
                            Miami, Florida 33162-1008
                                 (305) 653-2520




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 5, 2002


To the Shareholders of Edd Helms Group, Inc.


     NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders of Edd Helms Group, Inc., a Florida Corporation (the "Company"), will be held at the offices of the Corporation located at 17850 NE 5th Avenue, Miami, Florida 33162 on April 5, 2002, at 3 PM, local time, for the following purposes:

     1) To elect 5 members of the Board of Directors of the Company;

     2) To approve the 2001 Incentive Stock Option Plan (APPENDIX A);

     3) To approve the 2001 Non Qualified Stock Option Plan (APPENDIX B);

     4) To ratify the selection of Dohan and Company, P.A., C.P.A.'s as the Company's independent auditors; 5) To approve shares issued to officers; 6) To consider and act upon such other matters that properly come before the annual meeting.

     Only shareholders of record at the close of business on March 4, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.

     The Company's Annual Report of Form 10-KSB for the fiscal year ended May 31, 2001, and the Company's Form 10-QSB for the first and second quarters of the fiscal year ending May 31, 2002 are being mailed to Shareholders along with the attached proxy statement.

     A complete list of Shareholders entitled to vote will be available for examination by any Shareholder of the Company for any purpose germane to the Annual Meeting during normal business hours at the offices of the Company, 17850 Northeast 5th Avenue, Miami, Florida 33162, for the 10-day period prior to the Annual Meeting.

     Shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope is enclosed for that purpose. Even if you give your proxy by returning the enclosed proxy card, you may still vote in person by attending the meeting, revoking your proxy and casting your vote in person. Please note, however, that if your shares are held of record by a broker, bank, or any other nominee and you wish to vote in person at the meeting, you must obtain from that record holder a proxy issued in your name.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, or at any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

                                           By order of the Board of Directors,



                                           /s/ W. Edd Helms, Jr.
                                           President

                              EDD HELMS GROUP, INC.
                           17850 Northeast 5th Avenue
                            Miami, Florida 33162-1008
                                 (305) 653-2520


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 5, 2002

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Edd Helms Group, Inc., a Florida Corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at 3 PM, local time, at the offices of the Corporation located at 17850 NE 5th Avenue, Miami, Florida 33162, and at any adjournment or adjournments thereof (the "Annual Meeting"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxies named on the card with respect to any other matters properly brought before the Annual Meeting. A proxy may be revoked at any time before it is exercised by written revocation, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting.

     Abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. However, broker non-votes will not be counted for the purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Therefore, broker non-votes will not affect the determination as to whether the requisite number of votes cast has been obtained with respect to a particular proposal.

     The entire expense of printing, preparing, assembling, and mailing proxy materials and the cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, telegram, internet, or facsimile. No additional compensation will be paid to such persons for such solicitations.

     The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying proxy, together with a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 and Form 10-QSB for the first two quarters of the fiscal year ending May 31, 2002, are being mailed to shareholders on or about March 11, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Company currently has three directors, one will not run for reelection, and we will be adding three additional directors. The two directors, each serving a term of one-year expiring at the Annual Meeting, and the three new directors will be elected to serve a one-year term. Accordingly, the shareholders of the Company will be electing the entire Board of Directors.

     Unless a proxy shall specify that it is not to be voted for a director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of W. EDD HELMS, JR., L. WADE HELMS, JOSEPH M. KOMARMY, WALTER REVELL, and EDWARD MCCARTHY. The directors elected will hold office for one year and until their respective successors are duly elected and qualified. In the event any of the above nominees becomes unable or unwilling to accept nomination or election, an event the Board of Directors does not anticipate, proxies will be voted for a substitute nominee. The Board of Directors recommends a vote FOR the election of each of the nominees for directors.

     Set forth below is certain information regarding the Company's directors and executive officers, including information furnished by them as to their principal occupations and business experience for the past five years, certain directorships held by each director, their respective ages as of February 10, 2002 and the year in which each became a director of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

Name                       Age          Position

W. Edd Helms, Jr. *        55           Chairman of the Board of Directors,
                                         President, and Chief Executive Officer

L. Wade Helms **           44           Executive Vice President and Director

Carol Helms ***            52           Secretary and Director

Joseph M. Komarmy          54           Vice President

Walter Revell              67           Director

Edward McCarthy            58           Director


     * Designates Member of the audit and compensation committees of the Board of Directors.
     ** Effective April 5, 2002, L. Wade Helms will become Secretary and Treasurer and remain a Director.
     *** Carol Helms' term as Secretary and Director expires on April 5, 2002. She is resigning as Secretary and not running for reelection. W. Edd Helms, Jr., since 1985, has been our Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Helms is also the President of Edd Helms Air Conditioning, Inc. Prior to the merger of Edd Helms Incorporated with and into Hotelecopy, Inc. ("Merger"), Mr. Helms was the President and Director of Edd Helms, Incorporated. Mr. Helms is the brother of L. Wade Helms and the husband of Carol Helms.

     L. Wade Helms is the Executive Vice President and a Director since the Merger. From February 1986 until the effective date of the Merger, Mr. Helms served in the capacity of Executive Vice President and a Director of Hotelecopy. From 1983 to 1986, he was the Chief Financial Officer and Vice President of Edd Helms, Incorporated and he served as a Director of Edd Helms, Incorporated from 1984 until 1990.

     Joseph M. Komarmy has been Vice President of the Company since the merger. Mr. Komarmy was Vice President of Edd Helms, Incorporated since 1984.

     Carol Helms is Secretary of the Company. She was a Director and the Secretary of Hotelecopy since its inception in 1985. She does not devote full time to Company affairs and receives no compensation. She was also the Secretary and a Director of Edd Helms, Incorporated through the date of the Merger.

     Mr. Revell has been Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, planning and environmental firm in Coral Gables, Florida, since 1991, and also Chairman and CEO of Revell Investments International, Inc., since 1984. He was President, CEO and a Director of Post, Buckley, Schuh & Jernigan, Inc. from 1975 to 1983 after serving as Secretary of Transportation for the State of Florida from 1972 to 1975. Mr. Revell is a Director and Chairman of the Audit Committee of The St. Joe Company, and a Director of Rinker Materials and other closely-held companies. He is Chairman of the Greater Miami Foreign Trade Zone and also Chairman of the Florida Energy 2020 Study Commission by appointment of Governor Jeb Bush.

     Edward J. (Ted) McCarthy is currently Vice President and General Manager of William Lehman Leasing Corporation, a position he has held since 1976. William Lehman Leasing is a 32 year old company associated with the William Lehman Dealership Organization. Mr. McCarthy has been with leasing since 1973. He has also served as Vice President and General Manager of William Lehman Dodge from 1985-1987 and Vice President and General Manager of William Lehman Isuzu , Suzuki, and Subaru from 1991-1999.

     Directors are elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Our officers are elected by the Board of Directors at the Annual Meeting and hold office for the term of one year and until their successors are elected and qualified.

     Our by-laws contain provisions that permit indemnification, including legal fees, of our directors, officers, employees, and agents to the fullest extent permitted by Florida law.


                       BOARD MEETINGS AND BOARD COMMITTEES

     The Board of Directors held a meeting on August 27, 2001 and one on January 2, 2002. There were no meetings during fiscal year 2001. All Directors attended both meetings.

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Non-employee directors will receive $2,500 for each Board meeting attended in person and $500 for each Board Meeting attended by telephone. Upon first becoming a director, each non-employee director will receive options under the Non-qualified Stock Option Plan to purchase 10,000 shares of common stock. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of the Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established two committees: a Compensation Committee, and an Audit Committee of which W. Edd Helms, Jr. is the only member.

     The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. The Audit Committee met with the independent accountants four times during 2001 The Company has not yet adopted a written charter for the Audit Committee. The Audit Committee has no independent members as of this date.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended May 31, 2001, which management has represented to the Audit Committee, have been prepared in accordance with accounting principles generally accepted in the United States of America. The Committee discussed with representatives of Dohan and Company, P.A., C.P.A.'s, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards Number 61. In addition, the Audit Committee received from Dohan and Company, P.A., C.P.A.'s written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee), and has discussed with that firm the independent auditor's independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm's independence.

     Management has responsibility for establishing and maintaining the Company's internal control system and its financial reporting process, and Dohan and Company, P.A., C.P.A.'s has responsibility for auditing the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an audit report thereon. The Audit Committee monitors and oversees these processes.

     Based upon the foregoing disclosures, representations, reports and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's 2001 fiscal year be included in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2001.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of officers, other compensation matters, and awards under the Company's stock option plans.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation paid during each of the last three fiscal years to our executive officers and the executive officers of Edd Helms, Incorporated. The figures reported for years 2001 and 2000 reflect compensation paid to officers and the figures reported for 1999 reflect compensation paid to officers of Edd Helms, Incorporated. The officers of Hotelecopy were not compensated for their services in the past three fiscal years, prior to the merger with Edd Helms, Incorporated. Neither we, Hotelecopy or Edd Helms, Incorporated, have issued any shares to its officers or directors as compensation in the past three calendar years ending December 31, 2001. In August of 2001, 200,000 Incentive Stock Options were issued to each of L. Wade Helms and Joseph M. Komarmy. In January of 2002, each of L. Wade Helms and Joseph M. Komarmy received 50,000 shares of common stock of the Company as additional compensation. We have no employment agreements with any officers or employees.

-------------------------------------------------------------------------------
Annual Compensation                         Long-Term Compensation
--------------------------------------------------------------------------------
                                      Awards                Payouts
--------------------------------------------------------------------------------
(a)       (b)    (c)    (d)     (e)     (f)        (g)        (h)         (i)
-------   ---   ------  ----   ----- ---------- ----------    ----    ----------
Name and  Year  Salary  Bonus  Other Restricted Option/SARs   LTIP    All Other
Principal               Annual Stock                          Payouts comp.(inc.
Position                Comp   Awards                                 cars)
--------- ----  ------  ----   ----- ---------- ----------    ----    ----------
W. Edd
Helms, Jr. 2001 $255,000                                                 $19,800
President
and        2000 $206,801                                                 $19,800
Chief      1999 $160,104                                                 $19,800
Executive
Officer
--------- ----  ------  ----   -----  --------- ----------    ----    ----------
L. Wade
Helms      2001 $98,939                          200,000                  $9,632
Exec.
Vice       2000 $89,577                                                   $8,648
President  1999 $78,151                                                   $8,648
--------- ----  ------  ----   -----  --------- ----------    ----    ----------
Joseph M.  2001 $106,736                         200,000                 $18,663
Komarmy    2000 $90,600                                                  $18,663
Vice       1999 $111,632                                                 $18,663
President
--------- ----  ------  ----   -----  --------- ----------    ----    ----------
Carol
Helms      2001 $0                                                       $15,110
Secretary  2000 $0
           1999 $0
--------- ----  ------  ----   -----  --------- ----------    ----    ----------
The following table sets forth, as of May 31, 2001, information with respect to
(a) any person known to us to be the beneficial owner of five percent or more of the outstanding shares of our common stock, (b) shares owned by each of our Directors and our executive officers, and (c) shares owned by all of our Directors and executive officers as a group. For computing the percentage of the shares of our common stock owned by each person or group listed in this table, any shares not outstanding, which are subject to options or warrants exercisable within 60 days, have been deemed outstanding. Except as otherwise indicated below, we believe each of the persons named below to possess sole voting and investment power with respect to the shares of our common stock beneficially owned by such person.

                  Amount of Beneficially
Name                  Owned Common Stock                      Percent
W. Edd Helms, Jr.             10,065,814                        78.80%    (1)(9)
J. Wade Helms                     54,876                          .43%    (2)
Joseph M. Komarmy                133,458                         1.04%    (3)
Carol Helms                    9,023,539                        70.64%    (4)(9)
Walter L. Revell                  25,935                          .20%    (5)
Edward McCarthy                    2,580                            -     (6)
ESOP                           1,190,139                         9.32%    (7)
ALL Officers and Directors    10,282,663                        80.49%    (8)

The address of all four of our officers is 17850 NE 5th Avenue, Miami, Florida 33162.

     (1) This includes 9,277,934 shares held as a joint tenant with his wife, Carol Helms, and 270,703 shares attributed to Mr. Edd Helms, Jr. due to his percentage ownership of our ESOP, which holds 1,190,139 shares of common stock.

     (2) This includes the 2,147 shares held as joint tenants with his wife, 500 shares in his name, 50,000 shares issued in January of 2002, and 2,229 shares in the ESOP. Does not include an option to acquire 200,000 shares of our stock pursuant to the Company's incentive stock option plan at a purchase price of $.15 which options will expire in 2011.

     (3) This includes 13,000 shares held as joint tenants with his wife, 50,000 shares issued in January of 2002, and 70,458 shares in the ESOP. Does not include an option to acquire 200,000 shares of our stock pursuant to the Company's incentive stock option plan at a purchase price of $.15 which options will expire in 2011.

     (4) This includes 9,277,934 shares held as a joint tenant with her husband, Edd Helms, 65,605 shares attributed to Mrs. Helms due to her percentage ownership of our ESOP.

     (5) Walter L. Revell has sole voting and investment power of these shares.

     (6) Edward McCarthy shares voting and reinvestment power of these shares with his wife.

     (7) The ESOP was adopted by Edd Helms, Incorporated on May 15, 1995 and at the time of the merger was funded with 638 shares of the common stock of Edd Helms, Incorporated. As a result of the merger with Hotelecopy, the ESOP received 1,378,781 of our shares of common stock. Since the merger, 188,642 shares have been distributed from the ESOP so that now the ESOP holds 1,190,139 shares.

     (8) See notes 1-6 for the details.

     (9) For purposes of the percentage calculations, the shares held in common by Edd and Carol Helms are included in the percentage ownership of each of them.

                                  PROPOSAL TWO

                     APPROVAL OF INCENTIVE STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the 2001 Incentive Stock Option Plan (the "Plan"). The Plan includes 1,500,000 shares of common stock of the Company.

     On August 27, 2001, the Board of Directors adopted the Company's 2001 Incentive Stock Option Plan (the "Option Plan"). The number of shares of the Company's Common Stock reserved for issuance under the Plan is 1,500,000 shares.

     At December 31, 2001, options covering an aggregate of 400,000 shares had been granted under the Plan and 1,100,000 shares remained available for future grant under the Plan.

     The Plan is summarized below. A copy of the Plan is attached as an exhibit to this Proxy Statement. This Summary is not intended to be a complete description of the Plan, and is qualified in its entirety by the actual text of the Plan to which reference is made.

                                  PLAN SUMMARY

     General. The purpose of the Plan is to attract and retain the best available employees of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the Company. Under the Plan, a key employee is eligible to receive incentive stock options ("ISO's") (as defined in Section 422 (formerly Section 422A) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Committee administers and interprets the Plan and is authorized to grant options to all eligible employees, including officers. The maximum number of shares of Common Stock approved for issuance under the Plan is 1,500,000. The Committee designates the optionees, the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option must be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded. An ISO may not be granted under the Plan to an employee who owns more than 10% of the outstanding Common Stock unless the purchase price is 110% of the fair market value of the Common Stock at the date of award and the option is not exercisable more than five years after it is awarded.

     The Committee may provide that the purchase price for shares subject to an option be paid in full by cash or check. Options may not be transferred other than by will or the laws of descent and distribution. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate on August 26, 2011, and no awards may thereafter be granted under the Plan.

     Amendment of Plan. The Board may amend or terminate the Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

                              TAX STATUS OF OPTIONS

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Incentive Stock Options. All stock options that qualify under the rules of
Section 422 of the Code will be entitled to ISO treatment. Among other requirements, to receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment (assuming the stock constitutes a capital asset in the hands of the optionee). The applicable capital gain rate depends on how long the ISO shares are held after exercise. If ISO shares are sold one year or later after exercise (and two years after grant) the gain will be taxed at the maximum rate of 20%. The employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, included in the computation of alternative minimum taxable income.

     If an employee does not meet the two-year and one-year holding requirement (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock (assuming the stock constitutes a capital asset in the hands of the optionee). If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE 2001 INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL THREE

                APPROVAL OF 2001 NON-QUALIFIED STOCK OPTION PLAN

     At the Annual Meeting, shareholders will be asked to approve the 2001 Non-Qualified Stock Option Plan (the "Non-Qualified Plan").

     In 2001, the Board of Directors adopted the Company's 2001 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), including 500,000 shares of the Company's Common Stock reserved for issuance under the 2001 Non-Qualified Plan.

     At December 31, 2001, no options had been granted under the 2001 Non-Qualified Plan and 500,000 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the 2001 Non-Qualified Plan.

     The terms of the 2001 Non-Qualified Stock Option Plan are summarized below. A copy of the Plan is attached hereto as an exhibit. This Summary is not intended to be a complete description of the Plan, and is qualified in its entirety by the actual text of the Plan to which reference is made.

                                  PLAN SUMMARY

     General. The purpose of the Plan is to attract and retain the best available consultants and directors of the Company and its subsidiaries, to provide additional incentive to such persons and to promote the success of the business of the Company. Under the Plan, nonqualified stock options (which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to non-employee directors and consultants of the Company.

     The Committee administers and interprets the Plan and is authorized to grant options to non-employee directors and consultants. The maximum number of shares of Common Stock approved for issuance under the Plan is 500,000. The Committee designates the optionees the number of shares subject to such award and the terms and conditions of each award. The purchase price under each option will be 100% of the fair market value of the Common Stock of the Company on the date of award. No option shall be exercisable more than ten years after the date the option is awarded.

     The Committee may provide that the purchase price for shares subject to an option be paid in full by cash or check. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or his guardian or legal representative. Unless sooner terminated, the Plan will terminate on August 26, 2006, and no awards may thereafter be granted under the Plan.

     Amendment of the Plan. The Board may amend or terminate the Plan without the approval of the shareholders, unless shareholder approval is necessary to comply with any applicable tax or regulatory requirements. If any amendment or termination materially and adversely affects the rights of any award holder then outstanding, such amendment or termination shall not be deemed to alter such rights unless the holder shall consent thereto.

                              TAX STATUS OF OPTIONS

     The following discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder, published revenue rulings and judicial decisions in effect at the date hereof. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.

     Nonqualified Stock Options. In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of an option. Upon exercise of a nonqualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any further tax deduction to the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2001 NONQUALIFIED STOCK OPTION PLAN.

                                  PROPOSAL FOUR

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Dohan and Company, P.A., C.P.A.'s as the Company's independent public accountants for the fiscal year ending May 31, 2002. Although the appointment of independent accountants is not required to be approved by the shareholders, the Board of Directors believes shareholders should participate in selection of the Company's independent accountants. Accordingly, the shareholders will be asked at the meeting to ratify the Board's appointment of Dohan and Company, P.A., C.P.A.'s as the Company's independent public accountants for the fiscal year ending May 31, 2002.

     The aggregate fees billed for professional services by Dohan and Company, P.A., C.P.A.'s, in the fiscal year ended May 31,2001, were as follows:

     Audit Fees. Fees billed by Dohan and Company, P.A., C.P.A.'s, for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended May 31,2001, and the reviews of our interim financial statements included in our Forms 10Q-SB were approximately $79,200, including all statutory requirements.

     Financial Information Systems Design and Implementation Fee. The Company paid no fees to Dohan and Company, P.A., C.P.A.'s, for services of this type.

     All Other Fees. The aggregate amount of all fees billed for services rendered to us by Dohan and Company, P.A., CPA's for the fiscal year ended May 31,2001, (other than audit and financial information systems design and implementation fee described above) were approximately $20,800, primarily for, tax and other non-audit related services.

     Our Audit Committee has determined that the provision of all non- audit services performed for us by Dohan and Company, P.A., CPA's is compatible with maintaining that firm's independence.

                                  PROPOSAL FIVE

     The Board of Directors has authorized the issuance, as additional compensation, of 50,000 shares to each of Wade Helms and Joseph Komarmy as of January 2, 2002. This grant of shares of Common Stock of the Company is deemed appropriate as a bonus to these officers as a reward for past services and to secure further commitment for future services. The shares have not been registered for further distribution and are restricted as provided under the Securities Laws of the United States and the State of Florida. The aggregate value of the shares, based on trading price on January 2, 2002 was $12,500.00 to each of Wade Helms and Joseph Komarmy. Each of Messrs. Helms and Komarmy must include the value of such shares as income and the Company will be entitled to a deduction for compensation paid in such amount.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL FIVE

                                  OTHER MATTERS

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules promulgated by the Securities and Exchange Commission govern the reporting of securities transactions by directors, executive officers and holders of 10% or more of our Common Stock. Based solely upon its review of copies of reports filed with the SEC and received by us, we believe that our directors and executive officers have filed all required reports on a timely basis during the year ended May 31, 2001. Both Joseph Komarmy and L. Wade Helms filed a late report with respect to one transaction which was not reported on a timely basis for an issuance of options on August 27, 2001.

                 SHAREHOLDERS PROPOSALS FOR 2003 PROXY STATEMENT

     Any shareholder proposal to be presented for action at the 2003 annual meeting of shareholders must be received at the Company's principal executive office no later than May 17, 2002 for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting.

     The solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost thereof will be borne by the Company. The Company will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners. In addition, officers and employees of the Company (none of whom will receive any compensation, therefore, in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews, telephone or the Internet.


                                        By Order of the Board of Directors,



                                        /s/ W. Edd Helms, Jr.

                                   APPENDIX A

                              EDD HELMS GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN


                                   1. PURPOSE

     1.1 GENERAL. Edd Helms Group, Inc., a Florida corporation (the "Company"), established this Incentive Stock Option Plan (the "Plan") to further the Company's growth and development by providing to officers and other key employees who are in a position to contribute materially to the prosperity of the Company, through ownership of stock of the Company, an incentive to increase their interest in the Company's welfare, to continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.

     1.2 COMPANY. For purposes of the Plan, the Company is deemed to include all wholly owned subsidiaries of the Company.

     1.3 TAX TREATMENT. The Plan is adopted with the intent that it be, and continue to be, an "incentive stock option plan" entitling the holders of options to the special tax treatment provided by Section 422 of the Internal Revenue Code of 1986 (the "Code").

                                2. ADMINISTRATION

     2.1 STOCK OPTION COMMITTEE. The Plan shall be administered by the Edd Helms Group, Inc., Stock Option Plan Committee (the "Committee") which shall be composed of at least two directors of the Company. The Committee, to be appointed by the Board of Directors, shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine, consistent with the terms of the Plan, the individuals selected to receive options, the times when they shall receive them, the number of shares to be subject to each option, and the option price.

     2.2 RULES AND REGULATIONS. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and/or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.


     2.3 DEFECTS OR OMISSIONS. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and to meet the requirements of Section 422 of the Code, and shall be the sole and final judge of such expediency. The Committee's determination shall be conclusive.

                          3. STOCK SUBJECT TO THE PLAN

     3.1 NUMBER OF SHARES. Shares of the Company's Common Stock, par value $.01 per share ("Common Stock") shall be subject to the Plan. The total number of shares of Common Stock which may be sold pursuant to options granted under the Plan ("Option" or "Options") shall not exceed 1,500,000 shares, adjusted as provided in Section 3.2. The shares of Common Stock sold under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Unless and until the Board of Directors shall determine to purchase shares in the market for the purpose of the Plan or to use treasury shares, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose. In the event that any Options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares of Common Stock not purchased under those Options shall be available again for the purpose of the Plan.

     3.2 ADJUSTMENTS. Notwithstanding any other provision of the Plan, in the event of any change in any shares of the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, stock split, reverse stock split, combination or exchange of shares, or action of like nature, the aggregate number and class of shares as to which Options may be granted to any individual, the number and class of shares subject to each outstanding Option and the Option prices shall be appropriately adjusted in proportion to such increases or decreases by the Committee, whose determination shall be conclusive.

                        4. ELIGIBILITY AND PARTICIPATION

     4.1 OFFICERS AND CERTAIN EMPLOYEES. Options may be granted only to full-time salaried officers and key employees of the Company or any of its subsidiaries. Directors of the Company who are not also full-time salaried officers or employees of the Company will not be eligible to receive Options.

     4.2 TEN PERCENT SHAREHOLDER LIMITATION. If an Option is to be granted to an individual who, at the time the Option is granted, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as determined under Section 425(d) of the Code), the purchase price of the Common Stock under each Option ("Option Price") set out in the applicable portion of Article 5 hereof shall read "but shall be at least 110 percent of its Fair Market Value" and the period of exercise set out in the applicable portion of Article 5 hereof shall read "and ending not more than five (5) years after the date on which the option is granted".

                                    5. PRICE

     5.1 DETERMINATION. The Option Price shall be determined by the Committee, but shall not be less than 100 percent of its fair market value (as determined by Section 422 of the Code) ("Fair Market Value") at the time of granting of the Option, as determined in good faith by the Committee.

     5.2 PAYMENT. Upon exercise of the Option, the Option Price shall be paid in full with cash or with stock of the Company or with demand promissory notes bearing the rate of interest required by the Code, as amended from time to time, at the option of the Employee.

     5.3 USE OF PROCEEDS. The proceeds from the issuance of Common Stock subject to Options are to be added to the funds of the Company available for its general corporate purposes.

                              6. EXERCISE OF OPTION

     6.1 PERIOD OF EXERCISE. Each Option granted under the Plan shall be exercisable only during such period as the Committee may determine, beginning not less than one (1) year and ending not more than ten (10) years after the date on which the Option is granted ("Expiration Date"), except as such period may be modified under the provisions or Sections 8.1 and 9.1 hereof. Within such limits each Option shall provide, as determined by the Committee, the time or times at which and the number of shares for which it may be exercised. Unless otherwise provided in the Committee's action, each Option shall be exercisable in whole at any time, or in part from time to time, during the term of the Option. The holder of an Option shall have no rights as a shareholder with respect to shares subject to the Option until such shares shall have been issued to him upon exercise of the Option. An Option may be exercised during the lifetime of the holder thereof only by such holder, and, after the holder's death, as provided in Sections 9.1 and 9.2 hereof.

     6.2 Provided however, in the event of a change in control of Company, each Option granted under this Plan shall be fully exercisable.

     6.2 SALE. An individual who has acquired Common Stock upon exercise of an Option may not sell, transfer or otherwise dispose of the Common Stock so acquired within two years from the date of the granting of the Option nor within one year after the transfer of the shares to the individual.

                        7. NON-TRANSFERABILITY OF OPTIONS

     7.1 GENERAL. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution.

                          8. TERMINATION OF EMPLOYMENT

     8.1 GENERAL. If employment of the holder of an Option is terminated for any reason, other than by death or disability, the holder's Option may be exercised only within three months from the date of such termination of employment, but in no event after the Expiration Date of the Option; provided, however, that if the holder is dismissed for cause, as to which the Committee shall be sole and exclusive judge, the Option shall expire immediately.

     9.1 DEATH WHILE EMPLOYED. If the holder of an Option dies while employed by the Company, the Option may be exercised by the personal representative of the Option holder, for a period of six (6) months from the date of death, but in no event after the Expiration Date of the Option.

     9.2 DEATH AFTER TERMINATION. If the holder of an Option dies within three months after termination of employment other than for cause, the Option may be exercised by the personal representative of the Option holder for a period of six (6) months from the date the Option holder's employment was terminated, but in no event after the Expiration Date of the Option. 9.3 DISABILITY. If the holder of an Option becomes disabled within the meaning of Section 22(e)(3) of the Code, the Option may be exercised by the Option holder within one year after his becoming disabled, but in no event after the Expiration Date of the Option.

                          10. AMENDMENT AND TERMINATION

     10.1 TERM. Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on August 26, 2011, and no Option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan.

     10.2 AMENDMENT. The Board of Directors may also amend the Plan by making such changes and additions to it as the Board shall deem advisable; provided, however, that except as provided in Section 3.2 hereof, the Board of Directors may not, without further approval by the Shareholders of the Company, increase the maximum number of shares as to which Options may be granted or exercised; and provided further, that any such change or addition does not affect the Plan's status under Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of an Option then existing, terminate his Option or materially and adversely affect his rights under the Option.

                               11. EFFECTIVE DATE

     11.1 SHAREHOLDER APPROVAL. The Plan shall become effective upon adaption by the Board of Directors of the Company, provided that it shall be approved by the vote of the holders of a majority of the shares of Common Stock of the Company outstanding and entitled to vote at a meeting of shareholders held within twelve
(12) months after the Plan is adopted by the Board of Directors.

                         12. TIME OF GRANTING OF OPTIONS

     12.1 FORMAL GRANTING. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the acquisition of any rights as an Option holder shall take place only when the Committee authorizes the issuance of an Option, and a formal written and executed Option agreement is executed by the holder of the Option.

     12.2 TEN YEAR LIMIT. Subject to the provisions of Article 10, Options may be granted under the Plan within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the Shareholders, whichever is earlier.

                          13. MISCELLANEOUS PROVISIONS

     13.1 OPTION DATE. An Option shall have been deemed to have been granted on the date fixed in the resolution of the Committee authorizing the granting of such Option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the Option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the Option shall be executed and delivered within thirty (30) days therefrom; otherwise the Option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.

     13.2 INDEMNIFICATION OF COMMITTEE. Without limiting any other rights of indemnification, the members of the Committee shall be indemnified by the Company against the reasonable expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal therein ("Claim"), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement of such Claim, to the full extent permissible under Florida Law; provided that within sixty (60) days after institution of any such Claim, the Committee member involved offers the Company in writing the opportunity, at its Own expense, to handle and defend the same.

                                 APPENDIX B

                              EDD HELMS GROUP, INC.

                      2001 NON-QUALIFIED STOCK OPTION PLAN


     1. PURPOSE. The purpose of the 2001 Stock Option Plan (hereinafter referred to as the "Plan") is to enable certain directors, employees and consultants of Edd Helms Group, Inc. (hereinafter referred to as the "Company") to acquire or expand proprietary interest in the Company, and thus to provide a further incentive by which the Company may attract and retain outstanding personnel. Since the personnel eligible for stock options will be those who are in a position to make important and direct contributions to the success of the Company, the directors believe that the grant of options under the Plan will be in the Company's best interest.

     2. DEFINITIONS. As used herein, the following definitions will apply:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue code of 1986, as amended.

     (c) "Common Stock" shall mean the common stock, $0.01 par value, of the Company.

     (d) "Company" shall mean Edd Helms Group, Inc.

     (e) "Committee" shall mean the Stock Option Committee, if one is appointed by the Board in accordance with Paragraph (a) of Section 5 of the Plan.

     (f) "Consultants" shall mean persons providing services to the Company who are not employees.

     (g) "Directors" shall mean persons serving on the Board of Directors of the Company who are not employees.

     (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent, Division or Subsidiary of the Company which now exists or hereafter is organized, merged, or is acquired by or acquires the Company.

     (i) "Outstanding Option" shall mean any stock option which is "outstanding" within the meaning of the Code.

     (j) "Option" shall mean a stock option granted pursuant to the Plan.

     (k) "Optioned Stock" shall mean the stock subject to an option granted pursuant to the Plan.

     (l) "Optionee" shall mean an Employee who receives an Option.

     (m) "Parent" shall mean a "parent corporation" as defined in Section 425(e) and (g) of the Code.

     (n) "Subsidiary" shall mean a "subsidiary corporation" as defined in
Section 425(f) and (g) of the Code.

     (o) "Plan" shall mean this 2001 Non-Qualified Stock Option Plan.

     (p) "Share" shall mean the common stock of the Company.

     3. NATURE OF OPTION. This option plan is intended to be a non-qualified (also known as non-statutory) stock option plan, and not an incentive stock option plan within the meaning of Section 422A of the Code as amended.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 250,000 shares of common stock. Such shares may be authorized, but unissued, or may be treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan.

     5. ADMINISTRATION OF THE PLAN.

     (a) Procedures. The Plan shall be administered by the Board.

     The Board may appoint a committee consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve unless otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the committee and, thereafter, directly administer the Plan. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall, be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings, and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board of Committee during which action is taken with respect to the granting of Options to him.

     As hereinafter used in this Plan and in any Option granted hereunder, the term "Committee" shall refer to either the committee or the Board if no Committee is then designated.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the shares; (ii) to determine the exercise price of options to be granted, the Employees to whom, and the time or times at which Options shall be granted, and the number of shares to be represented by each option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, modify or amend each option; (vi) to accelerate any exercise date of any Option; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Committee; and (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the committee shall be final and binding on all Optionees and any other holders of any options granted under the Plan.

     6. ELIGIBILITY. Options under the Plan may be granted to employees, Directors and Consultants.

     7. TERMS OF PLAN. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan, whichever is later. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     8. TERMS OF OPTION. The term of each Option shall not exceed 5 years from the date of the grant; specific terms of each option may be as determined in each instance by the Committee.

     9. OPTION PRICE. The price to be paid by the Optionee upon exercise of the Option shall be at least one hundred percent (100%) of the Fair Market Value of the shares at the time when the Option was granted, as determined by the Committee. The Fair Market Value shall be the last Bid price quoted by NASDAQ for the shares so long as the shares are traded on NASDAQ.

     10. EXERCISE OF OPTION.

     (a) Procedure for Exercise.

     (i) Any Option granted hereunder shall be exercisable at such times as shall be permissible under the terms of the Plan.

     (ii) An Option may not be exercised for fractional shares of the shares of the Company.

     (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the Option and full payment of the shares with respect to which the option was exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in Section 12 of the Plan.

     11. NON-TRANSFERABILITY OF OPTIONS. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by the Optionee.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If, during the Option period, any change is made in the common stock resulting in a greater or lesser number of shares of the Company, the maximum number of shares reserved under the Plan shall be adjusted accordingly. All outstanding options shall be appropriately adjusted to reflect the increase or decrease in shares but without any change in the total Option Price. No Optionee shall be entitled to receive stock dividends declared or paid during the Option period to the holders of the common stock of the Company prior to exercise of the Option. No fractional shares of common stock shall be issuable. The aggregate number of shares into which shares covered by the option after any adjustment shall be reduced to the largest number of whole shares resulting from such action.

     13. TIME OF GRANTING OPTIONS. The date of grant of any Option under the Plan shall, for all purposes, be the date on which the committee grants such Option. Notice of the grant shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) Amendment. The Board, without further approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective (until approval of the shareholders) which:

     (i) increases (except in accordance with Section 12 of the Plan) the maximum number of shares for which options may be granted under the Plan; or

     (ii) changes the standard of eligibility prescribed by Section 6 of the Plan.

     (b) Termination. The Board, without further approval of the shareholders, may at any time terminate the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     15. CONDITIONS UPON ISSUANCE OF SHARES. Shares to be issued are being issued without registration under the Securities Act of 1933, and shall bear the following legend:

     "THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

     Since the shares have not been registered under the Act, they must be held indefinitely unless subsequently registered or an exemption from the registration requirement of the Act is available.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain from any regulatory body having authority to issue permits, deemed by the Company's counsel necessary to the lawful issuance and sale of any shares hereunder, shall relieve the company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     17. LIABILITY OF COMPANY. The Company or any Subsidiary which is in existence or hereafter comes into existence, shall not be liable to an Optionee or his successors if it is determined, for any reason, by the Internal Revenue Service or any court having jurisdiction, that the Options granted hereunder are subject to taxation or are in any manner invalid or unfavorable to the Company or the Optionees.

     As adopted by the Board of Directors on August 27, 2001.

     As adopted by the Shareholders on April 5, 2002.